Exhibit 10.1

Amended and Restated Loan ad Security Agreement, dated
October 24, 2003, by and among the Company, Congress Financial Corporation, as Agent, The CIT Group/Business Credit, Inc.
and General Electric Capital Corporation, as Co-Documentation Agents, and the Lenders from time to time party thereto.





AMENDMENT NO. 1 TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT


As of October 24, 2003


Congress Financial Corporation, as Agent
1133 Avenue of the Americas
New York, New York 10036

Ladies and Gentlemen:

Congress Financial Corporation, a Delaware corporation, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, "Agent") and the parties to the Loan Agreement as lenders (individually, each a "Lender and, collectively, "Lenders") and The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation ("Pep Boys"), The Pep Boys Manny Moe & Jack of California, a California corporation ("PBY-California"), Pep Boys - Manny Moe & Jack of Delaware, Inc., a Delaware corporation ("PBY-Delaware"), and Pep Boys - Manny, Moe & Jack of Puerto Rico, Inc., a Delaware corporation ("PBY-Puerto Rico"; and together with Pep Boys, PBY-California and PBY-Delaware, each individually, a "Borrower" and collectively, "Borrowers" as hereinafter further defined), PBY Corporation, a Delaware corporation ("PBY") and Carrus Supply Corporation, a Delaware corporation ("Carrus" and, together with PBY, each individually, a "Guarantor" and collectively "Guarantors" as hereinafter further defined) have entered into certain financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Loan and Security Agreement, dated August 1, 2003 by and among Agent, The CIT Group/Business Credit, Inc. and General Electric Capital Corporation as Co-Documentation Agents, Lenders, Borrowers and Guarantors (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Amendment No. 1 to Amended and Restated Loan and Security Agreement ("Amendment"), but excluding the Synthetic Lease Facility Agreements and Hedge Agreements (all of the foregoing together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements").

Borrowers and Guarantors have requested that Lender consent to Pep Boys entering into certain accounts payable arrangements and incurring certain related additional indebtedness, and enter into certain amendments to the Financing Agreements in connection therewith. Agent and Lenders are willing to agree to the foregoing, subject to the terms and conditions contained herein.

In consideration of the foregoing, the mutual agreements and covenants contained herein, and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, Agent, each Lender, each Borrower and each Guarantor agree as follows:

   1.      Definitions.

   (a) Additional Definitions. As used herein, the following term shall have the meaning given to it below, and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following definition:

   (i) "GE Capital Trade Payables Agreement" shall mean the Trade Payable Agreement dated as of September 19, 2003 by and between General Electric Capital Corporation and The Pep Boys - Manny Moe & Jack.

   (b) Interpretation. All capitalized terms used herein shall have the meanings assigned thereto in the Loan Agreement and the other Financing Agreements, unless otherwise defined herein.

   2.      Amendments to Loan Agreement.

   (a)     Encumbrances.

           (i) Section 9.8(a) of the Loan Agreement is hereby amended by adding the following subsections immediately after Section 9.8(a)(xvii):

                    "(xviii) liens and security interests on Real Property
            of Borrowers and Guarantors to secure Indebtedness of Borrowers and Guarantors permitted under Section 9.9(t) hereof, provided, that, (A) such Real Property does not constitute Collateral; and
            (B) Agent shall have received, prior to or contemporaneously with the grant of any such lien or security interest on the Real Property of any Borrower or Guarantor, a Collateral Access Agreement with respect to such Real Property duly executed by the holder of such Indebtedness, in form and substance satisfactory to Agent; and"

           (ii) Section 9.8(b) of the Loan Agreement is hereby amended by replacing the reference to "(xvii)" in such section with the term "(xviii)."

   (b) Indebtedness. Section 9.9 of the Loan Agreement is hereby amended by adding the following immediately after Section 9.9(s):

        "(t) Indebtedness of Pep Boys incurred in favor of General Electric Capital Corporation pursuant to the GE Capital Trade Payables Agreement (as in effect on the date hereof); provided that, (i) the outstanding amount of such Indebtedness shall not exceed, at any time, the aggregate amount of $50,000,000; (ii) Borrowers shall not, directly or indirectly, amend, modify, alter or change any of the material terms of such Indebtedness or the GE Capital Trade Payables Agreement as in effect on September 19, 2003, except, that, Borrowers may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, or to make the provisions thereof less restrictive or burdensome than the terms or conditions of such agreement as in effect on the date hereof, and
        (iii) Borrowers shall furnish to Agent all material notices or demands in connection with such Indebtedness either received by Borrowers or on their behalf promptly after the receipt thereof, or sent by Borrowers or on its behalf concurrently with the sending thereof, as the case may be;"

   (c) Indebtedness. Section 9.9(k) of the Loan Agreement is hereby amended by deleting the reference in such Section to "Sections 9.9(a) through
(j) and (l) through (s)" and replacing such reference with:

           "Sections 9.9(a) through (j) and (l) through (t)."

3. Consent. Subject to the terms and conditions contained herein, Agent and Lenders hereby consent to Pep Boys entering into the GE Capital Trade Payables Agreement, substantially in the form attached hereto as Exhibit A, and the transactions contemplated therein.
4. Additional Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by each Borrower and Guarantor to Agent and Lenders pursuant to the other Financing Agreements, each Borrower and Guarantor hereby jointly and severally represents, warrants and covenants with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements:

(a) No Event of Default or condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred as of the date of this Amendment (after giving effect to the amendments made and consents granted by Agent and Lenders pursuant to this Amendment). As of the date of any Borrower or Guarantor entering into the GE Capital Trade Payables Agreement and after giving effect to such transaction, the aggregate amount of outstanding Exempted Debt represented by such transaction, when aggregated with all other outstanding Exempted Debt, shall not exceed the Exempted Debt Limit, and such transaction is and shall be in compliance with the terms and conditions set forth in the Pep Boys Indentures.

(b) This Amendment and each other agreement or instrument to be executed and delivered by Borrowers and Guarantors hereunder has been duly executed and delivered by each Borrower and Guarantor and is in full force and effect as of the date hereof, and the agreements and obligations of each Borrower contained herein and therein constitute legal, valid and binding obligations of each Borrower and Guarantor enforceable against each Borrower and Guarantor in accordance with their terms.

(c) Neither the execution and delivery of the GE Capital Trade Payables Agreement, nor the consummation of the transactions contemplated by the GE Capital Trade Payables Agreement, nor compliance with the provisions of the GE Capital Trade Payables Agreement or instruments thereunder shall result in (i) the creation or imposition of any lien, claim, charge or encumbrance upon any of the Collateral, except in favor of Agent and Lenders or (ii) the incurrence, creation, assumption of any Indebtedness of any Borrower or Guarantor, except as expressly permitted under Section 9.9 of the Loan Agreement (after giving effect to this Amendment) and by the other Financing Agreements.

(d) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions contemplated in respect of the GE Capital Trade Payables Agreement, and no governmental or other action or proceeding has been threatened or commenced in the United States of America, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the GE Capital Trade Payables Agreement. Neither the execution and delivery of the GE Capital Trade Payables Agreement, nor the consummation of the transactions contemplated by the GE Capital Trade Payables Agreement, nor compliance with the provisions thereof, shall violate any Federal or state securities laws or any other law or regulation or any order or decree of any court or governmental instrumentality in respect or shall conflict with or result in the breach of, or constitute a default in any respect under, any indenture, or other material mortgage, agreement, instrument or undertaking to which any Borrower or Guarantor is a party or may be bound, or violate any provision of the organizational documents of any Borrower or Guarantor.

(e) Each Borrower and Guarantor shall take such steps and execute and deliver, and cause to be executed and delivered, to Lender, such additional UCC financing statements and termination statements, and other and further agreements, documents and instruments as Lender may require in order to more fully evidence, perfect and protect Lender's security interest in Collateral.

(f) The GE Capital Trade Payables Agreement has been duly authorized, executed and delivered by each Borrower and Guarantor and is in full force and effect as of the date hereof.

5. Conditions to Effectiveness of Consent and Amendment. The effectiveness of the amendments and consents set forth in this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a) Agent shall have received an executed original or executed original counterparts of this Amendment (as the case may be), duly authorized, executed and delivered by the respective parties hereto;

(b) Agent shall have received, in form and substance satisfactory to Agent, all consents, waivers, acknowledgments, releases, terminations and such other documents and agreements from third persons which Agent may deem necessary or desirable in order to permit, protect and perfect Agent's and Lenders' security interests in and liens upon the Collateral;

(c) Agent shall have received a true and complete copy of the GE Capital Trade Payables Agreement, substantially identical to the form of GE Capital Trade Payables Agreement attached hereto as Exhibit A, duly authorized, executed and delivered by and to the appropriate parties thereto; and

(d) no Event of Default shall exist or have occurred and no event or condition shall have occurred or exist which notice or passage of time or both would constitute an Event of Default (after giving effect to the amendments made and consents granted by Agent and Lenders pursuant to this Amendment).

6. Additional Events of Default. The parties hereto acknowledge, confirm and agree that the failure of any Borrower or Guarantor to comply with the covenants and agreements contained herein shall constitute an Event of Default under the Financing Agreements (subject to the applicable cure period, if any, with respect thereto provided for in the Loan Agreement).

7. Effect of this Amendment. Except as modified pursuant hereto, no other waivers, changes or modifications to the Financing Agreements are intended or implied, and in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.

8. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as may be necessary to effectuate the provisions and purposes of this Amendment.

9. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws).

10. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. Any acknowledgment or consent contained herein shall not be construed to constitute a consent to any other or further action by any Borrower or Guarantor or to entitle any Borrower or Guarantor to any other consent. The Loan Agreement and this Amendment shall be read and construed as one agreement.


11. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties thereto.

AGENT                                                  BORROWERS
/s/CONGRESS FINANCIAL CORPORATION, as Agent

                                            /s/THE PEP BOYS - MANNY, MOE & JACK
                                 /s/THE PEP BOYS MANNY MOE & JACK OF CALIFORNIA
                              /s/PEP BOYS - MANNY, MOE & JACK OF DELAWARE, INC.

                                                              GUARANTORS
                                                             /s/PBY CORPORATION
                                                   /s/CARRUS SUPPLY CORPORATION

LENDERS
/s/CONGRESS FINANCIAL CORPORATION
/s/WELLS FARGO FOOTHILL, LLC
/s/WHITEHALL BUSINESS CREDIT CORP.
/s/THE CIT GROUP/BUSINESS CREDIT, INC.
/s/GENERAL ELECTRIC CAPITAL CORPORATION
/s/RZB FINANCE, LLC
/s/GMAC COMMERCIAL FINANCE LLC
/s/LASALLE BUSINESS CREDIT LLC
/s/PNC BANK, NATIONAL ASSOCIATION
/s/UPS CAPITAL CORPORATION
/s/SIEMENS FINANCIAL SERVICES, INC.
/s/ORIX FINANCIAL SERVICES, INC.